UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

Apollo Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54179	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888, Pasadena, CA 91101
(Address of Principal Executive Offices) (Zip Code)

(626) 683-9120
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2015 (the “Effective Date”), Apollo Acquisition Corporation (the “Company”) entered into a Technology License Agreement (the “Agreement”) with Ford Cheer International Limited, a company organized and existing under the laws of Hong Kong (“Licensor”). Under the terms of the Agreement the Licensor grants to the Company an irrevocable exclusive right and license, including the right to sublicense, the certain inventions, technology, know-how, patents and other intellectual property rights regarding the production of materials for use in lithium batteries (the “License Technology”). As consideration for the license granted under the Agreement, the Company will pay to the Licensor a one-time fee of $20,000,000 within thirty (30) days of the Effective Date. The agreement will commence on the Effective Date and will continue for a term of twenty (20) years.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Technology License Agreement, dated as of March 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Acquisition Corporation

Date: March 24, 2015	By:	/s/ Jianguo Xu
Jianguo Xu Chief Executive Officer